UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 1, 2018
Date of Report (Date of earliest event reported)
ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Effective on April 1, 2018, Abraxas Petroleum Corporation (the “Company”) issued performance-based shares of restricted stock to certain officers and employees, including its named executive officers (“NEOs”) under the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan (the “LTIP”).

The shares will vest in 2021 upon the achievement of performance goals based on the Company’s Total Shareholder Return (“TSR”) as compared to the following peer group of companies: Approach Resources, Inc. (AREX), Contango Oil & Gas Company (MCF), Earthstone Energy, Inc. (ESTE), Gastar Exploration Inc. (GST), Lonestar Resources US Inc. (LONE), Ring Energy, Inc. (REI) and Rosehill Resources Inc. (ROSE) The number of shares which would vest depends upon the rank of the Company’s TSR as compared to the peer group at the end of the three-year vesting period, and can range from zero percent of the initial grant up to 200% of the initial grant.

Initial awards of performance-based restricted stock under the LTIP were as follows:

Name	Performance-based restricted shares granted
Robert L.G. Watson	52,511
Geoffrey R. King	31,393
Peter A. Bommer	28,539
William H. Wallace	28,539
Stephen T. Wendel	28,539

The agreement related to these shares is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
10.1 Restricted Stock Award Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ABRAXAS PETROLEUM CORPORATION
By: /s/ Geoffrey R. King
Geoffrey R. King
Vice President, Chief Financial Officer

Dated: April 6, 2018

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